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                                                                    EXHIBIT 10.9


                               SECOND AMENDMENT
                                      TO
                        NEWPORT NEWS SHIPBUILDING INC.
                             ANNUAL INCENTIVE PLAN



     The Newport News Shipbuilding Inc. Annual Incentive Plan (the "Plan") is hereby amended, effective immediately prior to the Consummation of the Offer (as defined in the Agreement and Plan of Merger among General Dynamics Corporation, Grail Acquisition Corporation and Newport News Shipbuilding Inc., dated as of April 24, 2001), as follows:


     1.   Section F of Article V is amended in its entirety to read as follows:

          "F. Payment of Awards Upon a Change in Control -- Notwithstanding anything to the contrary in the Plan, in the event of a Change in Control (within the meaning of the Company's Change in Control Severance Benefit Plan for Key Executives (the "CIC Severance Plan")):

               (1) With respect to a Participant who is either (a) the Chairman and Chief Executive Officer, (b) the Executive Vice President and
          Chief Operating Officer, (c) the Senior Vice President and Chief Financial Officer, (d) the Vice President, General Counsel and Secretary, or (e) the Vice President, Human Resources and
          Environmental Health and Safety, such Participant shall receive, as soon as practicable following such Change in Control, an amount in cash equal to the maximum amount that could be paid as a full year
          (non pro rated) bonus to such Participant under the terms of his or her annual award under this Plan for the year in which the Change in Control occurs, as if such Participant had remained employed through December 31 of such year (regardless of whether such Participant actually remains employed through December 31, of such year) and that the maximum performance targets were achieved;
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               (2)  With respect to a Participant who is not described in clause
          (1) above and whose employment with the Company is terminated on or before December 31 of the year in which a Change in Control occurs (a) by the Company other than for Cause, or (b) in the case of a Participant who is a participant in the CIC Severance Plan, by the Participant as a result of a Constructive Termination (within the meaning of the CIC Severance Plan), such Participant shall receive, as soon as practicable following such termination, an amount in cash equal to the pro rata portion of the greater of (i) the target award for the year in which the Change in Control occurs and (ii) the award that would be payable for such year based on actual Company performance through the date of termination, assuming for such purpose that such actual partial year Company performance was treated as actual full year Company performance. The pro rata portion of such award shall be a fraction, the numerator of which is the number of days elapsed in the year in which the Change in Control occurs through the date of termination, and the denominator of which is 365; and

               (3) With respect to each Participant who is not described in clause (1) above and who remains employed with the Company through December 31 of the year in which the Change in Control occurs, such Participant shall be entitled to receive payment of the Participant's award for such year based on the actual performance of the Company for such year pursuant to the terms of the award and the Plan as in effect immediately prior to such Change in Control, at the time specified in Section D of Article V."


     2. Article X is amended by adding the following immediately preceding the end thereof:

          "Notwithstanding anything to the contrary in this Article X, following a Change in Control (within the meaning of the CIC Severance Plan) neither this Plan nor the terms of any annual award may be amended or terminated in any manner that would
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          reduce the amounts that are (or may become) payable to a Participant pursuant to Section F of Article V in respect of the year in which such Change in Control occurs."


     Full Force and Effect.  Except as expressly amended hereby, the Plan shall
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continue in full force and effect in accordance with the terms thereof on the date hereof.

     Governing Law.  This Amendment shall be governed by and construed in
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accordance with the laws of the Commonwealth of Virginia applicable to agreements made and entirely to be performed within such jurisdiction.


     IN WITNESS WHEREOF, this Amendment is hereby executed this _____ day of _______, 2001.


                                             NEWPORT NEWS SHIPBUILDING INC.



                                             By:_______________________
                                                Vice President, Human
                                                Resources and EH&S



ATTEST:



By:_________________________
Title: